Exhibit 4(q)-2

Conformed

KENTUCKY UTILITIES COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

_____________________________

Supplemental Indenture No. 1
Dated as of October 15, 2010

_____________________________

Supplemental to the Indenture
dated as of October 1, 2010

_____________________________

Establishing

First Mortgage Bonds, Collateral Series 2010

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE No. 1, dated as of the 15th day of October, 2010, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”)1, between the Company and said Trustee, this Supplemental Indenture No. 1 being supplemental thereto.  The Original Indenture and this Supplemental Indenture No. 1 are hereinafter sometimes, together, called the “Indenture.”

RECITALS OF THE COMPANY

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a first series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 1.”

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 1.  The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the designation and certain terms of the Securities of Series No. 1 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company, and to make the Securities of Series No. 1 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 1 WITNESSETH, that it is mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 1

SECTION 101. Creation of Series.

There is hereby created a series of Securities designated “First Mortgage Bonds, Collateral Series 2010,” and the Securities of such series shall:

(a) be issued in the aggregate principal amount of $350,779,405 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture);

(b) be dated October 28, 2010;

(c) be issued in Tranches having the principal amounts and Stated Maturities set forth below:

1 of record in Mortgage Book __________, Page __________ in the office of the County Clerk of ____________________ County, Kentucky.

	Aggregate Principal Amount	Stated Maturity (subject to prior redemption)
	$20,930,000	February 1, 2032
	2,400,000	February 1, 2032
	96,000,000	October 1, 2032
	50,000,000	October 1, 2034
	54,000,000	October 1, 2034
	17,875,000	February 1, 2026
	$77,947,405	February 1, 2032
Subtotal	$319,152,405

	$12,900,000	May 1, 2023
	7,400,000	February 1, 2032
Subtotal	$20,300,000

	$2,400,000	February 1, 2032

	8,927,000	March 1, 2037
Total	$350,779,405

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201. Single Instrument.

This Supplemental Indenture No. 1 is a supplement to the Original Indenture.  As supplemented by this Supplemental Indenture No. 1, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute the Indenture.

SECTION 202. Effect of headings.

The Article and Section headings in this Supplemental Indenture No. 1 are for convenience only and shall not affect the construction hereof.

_______________________

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ Dorothy E. O'Brien
Name:	Dorothy E. O’Brien
Title:	Vice President and Deputy General Counsel
Legal and Environmental Affairs

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 22nd day of October, 2010, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Betty L. Brinly
Notary Public, State at Large, KY
My commission expires 6/21/2014

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 22nd day of October, 2010, before me, a notary public, the undersigned, personally appeared Christopher Curti, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation, and that he, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Danny Lee
Danny Lee
Notary #: 01LE6161129
Qualified in New York County
Commission expires 2/20/2011

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
Global Structured Finance
101 Barclay Street, 4th Floor
New York, New York 10286
Attn:  Global Americas

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company
220 West Main Street
Louisville, Kentucky  40202

/s/ James J. Dimas
       James J. Dimas